EXHIBIT 1
================================================================================


                               NFO WORLDWIDE, INC.



                             -----------------------
                             NOTE PURCHASE AGREEMENT
                             -----------------------





                            DATED AS OF MARCH 9, 1998






                $40,000,000 6.43% SENIOR NOTES DUE MARCH 1, 2008



================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
1. AUTHORIZATION OF NOTES...................................................  1

2. SALE AND PURCHASE OF NOTES...............................................  1

3. THE CLOSINGS.............................................................  2
   3.1      The First Closing...............................................  2
   3.2      The Second Closing..............................................  2

4. CONDITIONS TO CLOSING....................................................  2
   4.1      Representations and Warranties..................................  2
   4.2      Performance; No Default.........................................  3
   4.3      Compliance Certificates.........................................  3
   4.4      Opinions of Counsel.............................................  3
   4.5      Purchase Permitted By Applicable Law, etc.......................  3
   4.6      Sale of Other Notes.............................................  4
   4.7      Payment of Special Counsel Fees.................................  4
   4.8      Private Placement Number........................................  4
   4.9      Changes in Corporate Structure..................................  4
   4.10     Fleet/Chase Debt Facility.......................................  4
   4.11     Proceedings and Documents.......................................  4

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................  4
   5.1      Organization; Power and Authority...............................  5
   5.2      Authorization, etc..............................................  5
   5.3      Disclosure......................................................  5
   5.4      Organization and Ownership of Shares of Subsidiaries; Affiliates  6
   5.5      Financial Statements............................................  6
   5.6      Compliance with Laws, Other Instruments, etc....................  7
   5.7      Governmental Authorizations, etc................................  7
   5.8      Litigation; Observance of Agreements, Statutes and Orders.......  7
   5.9      Taxes...........................................................  7
   5.10     Title to Property; Leases.......................................  8
   5.11     Licenses, Permits, etc..........................................  8
   5.12     Compliance with ERISA...........................................  8
   5.13     Private Offering by the Company.................................  9
   5.14     Use of Proceeds; Margin Regulations............................. 10
   5.15     Existing Debt; Future Liens..................................... 10
   5.16     Foreign Assets Control Regulations, etc......................... 10
   5.17     Status under Certain Statutes................................... 11
   5.18     Environmental Matters........................................... 11

6. REPRESENTATIONS OF THE PURCHASER......................................... 11
   6.1      Purchase for Investment......................................... 11
   6.2      Source of Funds................................................. 12

                                                                            PAGE
                                                                            ----
7. INFORMATION AS TO COMPANY................................................ 13
   7.1      Financial and Business Information.............................. 13
   7.2      Officer's Certificate........................................... 16
   7.3      Inspection...................................................... 16

8. PAYMENT OF THE NOTES..................................................... 17
   8.1      Required Prepayments; Payment at Maturity....................... 17
   8.2      Optional Prepayments with Make-Whole Amount..................... 17
   8.3      Allocation of Partial Prepayments............................... 18
   8.4      Maturity; Surrender, etc........................................ 18
   8.5      No Other Optional Prepayments or Purchase of Notes.............. 18
   8.6      Make-Whole Amount............................................... 18

9. AFFIRMATIVE COVENANTS.................................................... 20
   9.1      Compliance with Law............................................. 20
   9.2      Insurance....................................................... 20
   9.3      Maintenance of Properties....................................... 20
   9.4      Payment of Taxes and Claims..................................... 20
   9.5      Corporate Existence, etc........................................ 21
   9.6      Line of Business................................................ 21


10.NEGATIVE COVENANTS....................................................... 21
   10.1     Senior Funded Debt.............................................. 21
   10.2     Subordinated Funded Debt........................................ 22
   10.3     Current Debt.................................................... 23
   10.4     Interest Coverage Ratio......................................... 23
   10.5     Liens........................................................... 23
   10.6     Restricted Subsidiary Debt...................................... 26
   10.7     Consolidated Net Worth.......................................... 26
   10.8     Sale-and-Leaseback Transactions................................. 26
   10.9     Restricted Investments.......................................... 26
   10.10    Merger, Consolidation, Etc...................................... 27
   10.11    Sale of Assets, Etc............................................. 28
   10.12    Limitation on Contribution to Company Financial Performance by
            Unrestricted Subsidiaries....................................... 29
   10.13    Transactions with Affiliates.................................... 29

11.EVENTS OF DEFAULT........................................................ 29

12.REMEDIES ON DEFAULT, ETC................................................. 32
   12.1     Acceleration.................................................... 32
   12.2     Other Remedies.................................................. 33
   12.3     Rescission...................................................... 33
   12.4     No Waivers or Election of Remedies, Expenses, etc............... 33

                                                                            PAGE
                                                                            ----
13.REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES............................ 34
   13.1     Registration of Notes........................................... 34
   13.2     Transfer and Exchange of Notes.................................. 34
   13.3     Replacement of Notes............................................ 34

14.PAYMENTS ON NOTES........................................................ 35
   14.1     Place of Payment................................................ 35
   14.2     Home Office Payment............................................. 35

15.EXPENSES, ETC............................................................ 35
   15.1     Transaction Expenses............................................ 35
   15.2     Survival........................................................ 36

16.SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
   AGREEMENT................................................................ 36

17.AMENDMENT AND WAIVER..................................................... 36
   17.1     Requirements.................................................... 36
   17.2     Solicitation of Holders of Notes................................ 37
   17.3     Binding Effect, etc............................................. 37
   17.4     Notes held by Company, etc...................................... 37

18.NOTICES.................................................................. 37

19.REPRODUCTION OF DOCUMENTS................................................ 38

20.CONFIDENTIAL INFORMATION................................................. 38

21.SUBSTITUTION OF PURCHASER................................................ 40

22.MISCELLANEOUS............................................................ 40
   22.1     Successors and Assigns.......................................... 40
   22.2     Payments Due on Non-Business Days; When Payments Deemed
            Received........................................................ 40
   22.3     Severability.................................................... 40
   22.4     Construction.................................................... 41
   22.5     Counterparts.................................................... 41
   22.6     Governing Law................................................... 41

     SCHEDULE A            --  Information Relating to Purchasers

     SCHEDULE B            --  Defined Terms

     SCHEDULE C            --  Payment Instructions at Closings

     SCHEDULE 4.9          --  Changes in Corporate Structure

     SCHEDULE 5.3          --  Disclosure Materials

     SCHEDULE 5.4          --  Subsidiaries of the Company and Ownership of
                               Subsidiary Stock

     SCHEDULE 5.5          --  Financial Statements

     SCHEDULE 5.11         --  Patents, etc.

     SCHEDULE 5.12         --  ERISA Affiliates

     SCHEDULE 5.14         --  Use of Proceeds

     SCHEDULE 5.15         --  Existing Debt and Liens

     EXHIBIT 1             --  Form of 6.43% Senior Note due March 1, 2008

     EXHIBIT 4.4(a)        --  Form of Opinion of Special Counsel for the
                               Company

     EXHIBIT 4.4(b)        --  Form of Opinion of Special Counsel for the
                               Purchasers

                               NFO WORLDWIDE, INC.
                                2 PICKWICK PLAZA
                               GREENWICH, CT 06830


                      6.43% SENIOR NOTES DUE MARCH 1, 2008

                                                       Dated as of March 9, 1998


To the Purchaser Named on
the Signature Page Hereto


Ladies and Gentlemen:

         NFO WORLDWIDE, INC., a Delaware corporation (together with its successors and assigns, the "COMPANY"), agrees with you as follows:

1.       AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 6.43% Senior Notes due March 1, 2008 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to
Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

2.       SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closings provided for in Section 3, Notes in the principal amount specified below your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closings to each of the Other Purchasers of Notes in the principal amount specified below each such Other Purchaser's name in Schedule A. Your obligation hereunder and the obligations of the Other Purchasers under the Other Agreements are several and not joint obligations and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or non-performance by any Other Purchaser thereunder.

3.       THE CLOSINGS.

         3.1      THE FIRST CLOSING.

         The closing of the sale and purchase of the first tranche of $20,000,000 in aggregate principal amount of the Notes (the "FIRST CLOSING") to be purchased by you and the Other Purchasers shall occur at the offices of Cummings & Lockwood, 4 Stamford Plaza, Stamford, Connecticut 06904, at 12:00 p.m., local time, on March 9, 1998 (the "FIRST CLOSING DATE"). At the First Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the date of the First Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule C. If at the First Closing the Company shall fail to tender such Notes to you as provided above in this Section 3.1, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

         3.2      THE SECOND CLOSING.

         The closing of the sale and purchase of the second tranche of $20,000,000 in aggregate principal amount of the Notes (the "SECOND CLOSING") to be purchased by you and the Other Purchasers shall occur at the offices of Hebb & Gitlin, One State Street, Hartford, Connecticut 06103, at 10:00 a.m., local time, on April 6, 1998 (the "SECOND CLOSING DATE"). At the Second Closing, the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request), dated the date of the Second Closing and registered in your name (or in the name of your nominee), as indicated in Schedule A, against payment by federal funds wire transfer in immediately available funds of the amount of the purchase price therefor as directed by the Company in Schedule C. If at the Second Closing the Company shall fail to tender such Notes to you as provided above in this Section 3.2, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement in respect of the Second Closing, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

4.       CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at each Closing at which you are to purchase Notes is subject to the fulfillment to your satisfaction, prior to or at such Closing, of the following conditions:

         4.1      REPRESENTATIONS AND WARRANTIES.

         The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.

         4.2      PERFORMANCE; NO DEFAULT.

         The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Schedule 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by any of Sections 10.1, 10.2, 10.3, 10.5, 10.8, 10.9 or 10.11 had such Sections applied since such date.

         4.3      COMPLIANCE CERTIFICATES.

                  (A) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

                  (B) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate of its Secretary or one of its Assistant Secretaries, dated the date of such Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes, this Agreement and the Other Agreements.

         4.4      OPINIONS OF COUNSEL.

         You shall have received opinions in form and substance satisfactory to you, each dated the applicable Closing Date, from

                  (a) Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Company, substantially in the form set out in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs such counsel to deliver such opinion to you), and

                  (b) Hebb & Gitlin, your special counsel in connection with such transactions, substantially in the form set out in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

         4.5      PURCHASE PERMITTED BY APPLICABLE LAW, ETC.

         On the date of such Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

         4.6      SALE OF OTHER NOTES.

         Contemporaneously with such Closing the Company shall sell to the Other Purchasers and the Other Purchasers shall purchase the Notes to be purchased by them at such Closing as specified in Schedule A.

         4.7      PAYMENT OF SPECIAL COUNSEL FEES.

         Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the date of such Closing.

         4.8      PRIVATE PLACEMENT NUMBER.

         A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

         4.9      CHANGES IN CORPORATE STRUCTURE.

         Except as specified in Schedule 4.9, the Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

         4.10     FLEET/CHASE DEBT FACILITY.

         The Fleet/Chase Debt Facility shall be in full force and effect and the Company shall have satisfied all conditions precedent to borrowing the full amount available thereunder (whether or not such full amount or any portion thereof shall actually be borrowed on such Closing Date).

         4.11     PROCEEDINGS AND DOCUMENTS.

         All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

5.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you, as of the date of each Closing, that:

         5.1      ORGANIZATION; POWER AND AUTHORITY.

         The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

         5.2      AUTHORIZATION, ETC.

         This Agreement, the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         5.3      DISCLOSURE.

         The Company, through its agent, William Blair & Company, has delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated January, 1998 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. Except as disclosed in Schedule 5.3, this Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or as expressly described in Schedule 5.3, or in one of the documents, certificates or other writings identified therein, or in the financial statements listed in Schedule 5.5, since December 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

         5.4      ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES;
                  AFFILIATES.

                  (a) Schedule 5.4 contains (except as noted therein) complete and correct lists of (i) the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Capital Stock or similar equity interests outstanding owned by the Company and each other Subsidiary and (ii) the Company's Affiliates, other than Subsidiaries.

                  (b) All of the outstanding shares of Capital Stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).

                  (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

                  (d) No Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement, the agreements listed in Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of Capital Stock or similar equity interests of such Subsidiary.

                  (e) There are no Unrestricted Subsidiaries.

         5.5      FINANCIAL STATEMENTS.

         The Company has delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed in Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

         5.6      COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC.

         The execution, delivery and performance by the Company of this Agreement and the Notes will not

                  (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected,

                  (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary, or

                  (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

         5.7      GOVERNMENTAL AUTHORIZATIONS, ETC.

         No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

         5.8      LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS.

                  (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                  (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including, without limitation, Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

         5.9      TAXES.

         The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1992.

         5.10     TITLE TO PROPERTY; LEASES.

         The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

         5.11     LICENSES, PERMITS, ETC.

         Except as disclosed in Schedule 5.11,

                  (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

                  (b) to the best knowledge of the Company, no product or practice of the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

                  (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

         5.12     COMPLIANCE WITH ERISA.

                  (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

                  (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities by more than $1,500,000. The term "BENEFIT LIABILITIES" has the meaning specified in section 4001 of ERISA and the terms "CURRENT VALUE" and "PRESENT VALUE" have the meaning specified in section 3 of ERISA.

                  (c) The Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

                  (d) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

                  (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

                  (f) Schedule 5.12 sets forth all ERISA Affiliates and all "employee benefit plans" maintained by the Company (or any "affiliate" thereof) or in respect of which the Notes could constitute an "employer security" ("EMPLOYEE BENEFIT PLAN" has the meaning specified in section 3 of ERISA, "AFFILIATE" has the meaning specified in section 407(d) of ERISA and section V of the Department of Labor Prohibited Transaction Exemption 95-60 (60 FR 35925, July 12, 1995) and "EMPLOYER SECURITY" has the meaning specified in section 407(d) of ERISA).

         5.13     PRIVATE OFFERING BY THE COMPANY.

         Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of section 5 of the Securities Act.

         5.14     USE OF PROCEEDS; MARGIN REGULATIONS.

         The Company will apply the proceeds of the sale of the Notes as set forth in Schedule 5.14. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "MARGIN STOCK" and "PURPOSE OF BUYING OR CARRYING" shall have the meanings assigned to them in said Regulation G.

         5.15     EXISTING DEBT; FUTURE LIENS.

                  (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of each issue of outstanding Debt of the Company and its Subsidiaries with an outstanding principal amount of at least $1,000,000 as of February 28, 1998 (and specifying, as to each such Debt, the collateral, if any, securing such Debt), since which date there has been no Material change in the amounts, interest rates, sinking funds, instalment payments or maturities of the Debt of the Company or its Subsidiaries. The aggregate amount of all Debt of the Company and its Subsidiaries not listed on Schedule 5.15 is less than $2,000,000. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal of or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

                  (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

         5.16     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         5.17     STATUS UNDER CERTAIN STATUTES.

         Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Transportation Acts (49 U.S.C.), as amended, or the Federal Power Act, as amended.

         5.18     ENVIRONMENTAL MATTERS.

         Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing,

                  (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                  (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                  (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

6.       REPRESENTATIONS OF THE PURCHASER.

         6.1      PURCHASE FOR INVESTMENT.

         You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

         6.2      SOURCE OF FUNDS.

         You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                  (a) the Source is an "insurance company general account" as defined in United States Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (60 FR 35925, July 12, 1995) and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code, treating as a single plan all plans maintained by the same employer or employee organization or affiliate thereof) with respect to which the amount of the general account reserves and liabilities of all contracts held by or on behalf of such plan exceeds 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) PLUS surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile and that such acquisition is eligible for and satisfies the other requirements of such exemption; or

                  (b) if you are an insurance company, the Source does not include assets allocated to any separate account maintained by you in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with your fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

                  (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this paragraph (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                  (d) the Source constitutes assets of an "investment fund" (within the meaning of part V of PTE 84-14 (the "QPAM EXEMPTION")) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and

                           (i)      the identity of such QPAM and

                           (ii) the names of all employee benefit plans whose
                  assets are included in such investment fund

         have been disclosed to the Company in writing pursuant to this paragraph (d); or

                  (e) the Source is a governmental plan; or

                  (f) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this paragraph (f); or

                  (g) the Source does not include assets of any employee benefit plan described in section 4975(e) of the Code, other than a plan exempt from the coverage of ERISA and the provisions of section 4975 of the Code.

As used in this Section 6.2, the terms "EMPLOYEE BENEFIT PLAN", "GOVERNMENTAL PLAN" and "SEPARATE ACCOUNT" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

7.       INFORMATION AS TO COMPANY.

         7.1      FINANCIAL AND BUSINESS INFORMATION..

         The Company shall deliver to each holder of Notes that is an Institutional Investor:

                  (A) QUARTERLY STATEMENTS -- within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

                           (i) consolidated balance sheets of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, as at the end of such quarter, and

                           (ii) consolidated statements of income, shareholders'
                  equity and cash flows of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the consolidated financial position of the companies being reported on and their consolidated results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that, so long as no Unrestricted Subsidiaries existed at any time during the periods covered by such financial statements, delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);

                  (B) ANNUAL STATEMENTS -- within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                           (i) consolidated balance sheets of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, shareholders'
                  equity and cash flows of the Company and its Subsidiaries, and of the Company and the Restricted Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                    (A) an opinion thereon of independent
                           certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the consolidated financial position of the companies being reported upon and their consolidated results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                    (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that, so long as no Unrestricted Subsidiaries existed at any time during the periods covered by such financial statements, the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this
         Section 7.1(b);

                  (C) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report (including, without limitation, the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act), notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                  (D) NOTICE OF DEFAULT OR EVENT OF DEFAULT -- promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in
         Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

                  (E) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                           (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the First Closing Date; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                           (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (F) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                  (G) ACTIONS, PROCEEDINGS -- promptly after a Responsible Officer becomes aware of the commencement thereof, notice of any action or proceeding relating to the Company or any Subsidiary in any court or before any Governmental Authority or arbitration board or tribunal as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to have a Material Adverse Effect; and

                  (H) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, or such information regarding the Company required to satisfy the requirements of 17 C.F.R. ss.230.144A, as amended from time to time, in connection with any contemplated transfer of the Notes.

         7.2      OFFICER'S CERTIFICATE.

         Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                  (A) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Sections 10.1 through 10.12, inclusive, other than Section 10.8, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                  (B) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review has not disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

         7.3      INSPECTION.

         The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                  (A) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                  (B) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

8.       PAYMENT OF THE NOTES.

         8.1      REQUIRED PREPAYMENTS; PAYMENT AT MATURITY.

         The Company will prepay $5,710,000 principal amount of the Notes on March 1, 2002, and $5,715,000 principal amount of the Notes on March 1, 2003 and on each March 1 thereafter to and including March 1, 2007, or, in each case, such lesser principal amount as shall be outstanding on each such March 1, all such prepayments to be made at par and without payment of the Make-Whole Amount. The Company will pay all of the principal amount of the Notes remaining outstanding, if any, on March 1, 2008. Each partial prepayment of the Notes pursuant to Section 8.2 will be applied FIRST, to the amount due on the maturity date of the Notes and SECOND, to the mandatory prepayments applicable to the Notes, as set forth in this Section 8.1, in the inverse order of the maturity thereof.

         8.2      OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT.

         The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes (but if in part, in an amount not less than $1,000,000 or such lesser amount as shall then be outstanding), at 100% of the principal amount so prepaid, PLUS the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such prepayment date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make- Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business

Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

         8.3      ALLOCATION OF PARTIAL PREPAYMENTS.

         In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

         8.4      MATURITY; SURRENDER, ETC.

         In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

         8.5      NO OTHER OPTIONAL PREPAYMENTS OR PURCHASE OF NOTES.

         The Company will not prepay (whether directly or indirectly by purchase, redemption or other acquisition) any of the outstanding Notes except
(a) upon the payment or prepayment of the Notes in accordance with the terms of this Section 8 or upon an acceleration of the maturity of the Notes pursuant to
Section 12 or (b) pursuant to an offer to purchase made by the Company pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Section 8 and no Notes may be issued in substitution or exchange for any such Notes.

         8.6      MAKE-WHOLE AMOUNT.

         The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "Page UST" on the Bloomberg Financial Market Service (or such other display as may replace Page UST on the Bloomberg Financial Market Service) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (ii) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

9.       AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

         9.1      COMPLIANCE WITH LAW.

         The Company will and will cause each of its Restricted Subsidiaries to comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.2      INSURANCE.

         The Company will and will cause each of the Restricted Subsidiaries to maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

         9.3      MAINTENANCE OF PROPERTIES.

         The Company will and will cause each of the Restricted Subsidiaries to maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         9.4      PAYMENT OF TAXES AND CLAIMS.

         The Company will and will cause each of the Restricted Subsidiaries to file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes, assessments, charges or levies have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Restricted Subsidiary, PROVIDED that neither the Company nor any Restricted Subsidiary need pay any such tax or assessment or claims if (a) the amount, applicability or validity thereof is contested by the Company or such Restricted Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Restricted Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Restricted Subsidiary or (b) the nonpayment of all such taxes, assessments, charges and levies in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         9.5      CORPORATE EXISTENCE, ETC.

         The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.10 and 10.11, the Company will at all times preserve and keep in full force and effect the corporate existence of each of the Restricted Subsidiaries (unless merged into the Company or a Restricted Subsidiary) and all rights and franchises of the Company and the Restricted Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

         9.6      LINE OF BUSINESS.

         The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than the businesses described in the Memorandum and businesses reasonably related thereto.

10.      NEGATIVE COVENANTS.

         The Company covenants that, on and after the First Closing Date and so long as any of the Notes are outstanding:

         10.1     SENIOR FUNDED DEBT.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Senior Funded Debt (including, without limitation, Senior Funded Debt incurred under the Fleet/Chase Debt Facility), other than Existing Senior Funded Debt, the Notes, InterCompany Debt and Swaps, unless, immediately after giving effect thereto and to the application of the proceeds thereof,

                  (a)      no Default or Event of Default exists, and

                  (b)      (i)      the sum of

                                    (A)     Consolidated Senior Funded Debt PLUS

                                    (B)     the greater of

                                            (1) zero, if there shall have been a
                                    period of 30 consecutive days during the period of four consecutive fiscal quarters of the Company then most recently ended when Consolidated Current Debt was zero, or

                                            (2) the lowest average daily amount
                                    of Consolidated Current Debt outstanding during any period of 30 consecutive days during the period of four consecutive fiscal quarters of the Company then most recently ended, if Consolidated Current Debt was not zero during any such period of 30 consecutive days to

                           (ii) Pro Forma EBITDA for such period of four consecutive fiscal quarters,

         does not exceed 3.0 to 1.0.

         Any Person becoming a Restricted Subsidiary at any time shall be deemed to have incurred at such time all of its Debt outstanding at such time.

         10.2     SUBORDINATED FUNDED DEBT.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Subordinated Funded Debt, other than Existing Subordinated Funded Debt, InterCompany Debt and Swaps, unless, immediately after giving effect thereto and to the application of the proceeds thereof,

                  (a)      no Default or Event of Default exists, and

                  (b)      (i)      the sum of

                                    (A)     Consolidated Funded Debt PLUS

                                    (B)     the greater of

                                            (1) zero, if there shall have been a
                                    period of 30 consecutive days during the period of four consecutive fiscal quarters of the Company then most recently ended when Consolidated Current Debt was zero, or

                                            (2) the lowest average daily amount
                                    of Consolidated Current Debt outstanding during any period of 30 consecutive days during the period of four consecutive fiscal quarters of the Company then most recently ended, if Consolidated Current Debt was not zero during any such period of 30 consecutive days to

                           (ii) Pro Forma EBITDA for such period of four
                                consecutive fiscal quarters

         does not exceed 3.5 to 1.0.

         Any Person becoming a Restricted Subsidiary at any time shall be deemed to have incurred at such time all of its Debt outstanding at such time.

         10.3     CURRENT DEBT.

         The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Current Debt, other than Existing Current Debt, Inter-Company Debt and Swaps, unless, immediately after giving effect thereto and to the application of the proceeds thereof,

                  (a) no Default or Event of Default exists, and

                  (b) there shall have been a period of 30 consecutive days during the period of 12 consecutive months then most recently ended on each day of which either

                           (i)  no Consolidated Current Debt was outstanding, or

                           (ii) the Company or such Restricted Subsidiary could
                  have incurred (but did not incur) Senior Funded Debt pursuant to Section 10.1 in an amount not less than the amount of Consolidated Current Debt outstanding on such day.

         Any Person becoming a Restricted Subsidiary at any time shall be deemed to have incurred at such time all of its Debt outstanding at such time.

         10.4     INTEREST COVERAGE RATIO.

         The Company will not permit the ratio of (x) Pro Forma EBITDA for any period of four consecutive fiscal quarters of the Company to (y) Pro Forma Consolidated Interest Expense for such period to be less than 2.5 to 1.0 provided, however, that if the required level of such ratio, as set forth in the Fleet/Chase Debt Facility, is reduced to less than 3.5 to 1.0 (by reduction in the numerator), the ratio set forth in this Section 10.4 shall be deemed to have been automatically adjusted, at the time of such reduction, so that the numerator of the ratio set forth in this Section 10.4 is exactly 1.0 less than the numerator of such ratio as set forth in the Fleet/Chase Debt Facility; PROVIDED FURTHER, however, that in no event shall the ratio set forth in this
Section 10.4 be deemed to be less than 2.0 to 1.0 as the result of the operation of the preceding proviso.

         10.5     LIENS.

         The Company will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Notes in accordance with the last paragraph of this Section 10.5), or assign or otherwise convey any right to receive income or profits, except:

                  (a) Liens existing on the date of this Agreement which secure Debt of the Company and the Restricted Subsidiaries outstanding on the First Closing Date, which Liens, to the extent not described on
         Schedule 5.15, secure an aggregate amount of such Debt not in excess of $2,000,000;

                  (b) Liens renewing or replacing Liens then in existence and permitted by paragraph (a) of this Section 10.5 to the extent that the underlying obligations secured by such existing Liens are being extended, renewed or refunded, PROVIDED that

                           (i) no such renewal or replacement Lien shall extend
                  to any property of the Company or any Restricted Subsidiary other than property already encumbered by the existing Lien being so renewed or replaced,

                           (ii) the principal amount of the underlying
                  obligation secured by such existing Lien which could have been outstanding at the time of such renewal or replacement shall not be increased in connection with such renewal or replacement, and

                           (iii) immediately prior to, and immediately after
                  giving effect to, such renewal or replacement, no Default or Event of Default exists or would exist;

                  (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business

                           (i) in connection with workers' compensation,
                  unemployment insurance and other types of social security or retirement benefits, or

                           (ii) to secure (or to obtain letters of credit that
                  secure) the performance of tenders, statutory obligations, surety bonds, bids, leases (other than Capital Leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

                  (d) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by
         Section 9.4;

                  (e) Liens arising from judicial attachments or judgments, or securing appeal bonds, and other similar Liens, PROVIDED that

                           (i) the execution or other enforcement of such Liens
                  is effectively stayed, and

                           (ii) the claims secured thereby are being actively
                  contested in good faith and adequate reserves in respect thereof have been established by the Company or such Restricted Subsidiary in accordance with GAAP;

                  (f) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries, PROVIDED that such Liens do not, in the aggregate, materially impair the use of such property by the Company or such Restricted Subsidiary;

                  (g) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                  (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Restricted Subsidiary, or any Lien existing on any property acquired by the Company or any Restricted Subsidiary at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), PROVIDED that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such acquisition of property, and (ii) each such Lien shall extend solely to the item or items of property so acquired;

                  (i) Liens on property of a Restricted Subsidiary, PROVIDED that such Liens secure only Debt owing to the Company or a Restricted Subsidiary; and

                  (j) other Liens not otherwise permitted by paragraphs (a) through (i) of this Section 10.5, so long as the sum, without duplication, of

                           (i) the aggregate amount of Indebtedness secured by such Liens, PLUS

                           (ii) the aggregate amount of Debt of all Restricted
                  Subsidiaries (other than any such Debt owing to the Company or other Restricted Subsidiaries),

         shall not exceed 15% of Consolidated Total Capitalization.

         If, notwithstanding the prohibition contained herein, the Company shall, or shall permit any of the Restricted Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien, other than those Liens permitted by the provisions of paragraphs (a) through (j) of this Section 10.5, it will make or cause to be made effective provision whereby the Notes will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Holders and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property. Such violation of this Section 10.5 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section
10.5. The filing of a financing statement to evidence for information purposes a lessor's interest in property leased to the Company or a Restricted Subsidiary shall be deemed not to constitute the creation of a Lien.

         10.6     RESTRICTED SUBSIDIARY DEBT.

         The Company will not at any time permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee, or otherwise be or become directly or indirectly liable with respect to, any Debt, other than Debt owing to any other Restricted Subsidiary or to the Company (including any Guaranty of any Debt of any Restricted Subsidiary), unless

                  (a) the aggregate amount of unsecured Debt of all Restricted Subsidiaries (other than any such Debt owing to the Company or Restricted Subsidiaries) outstanding at such time, PLUS

                  (b) the aggregate amount of obligations secured by Liens permitted pursuant to Section 10.5(j) outstanding at such time,

does not exceed 15% of Consolidated Total Capitalization determined at such time.

         10.7     CONSOLIDATED NET WORTH.

         The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $62,500,000 PLUS (b) an aggregate amount equal to 50% of Consolidated Net Income (but only if a positive number) for each completed fiscal quarter as of such time beginning with the fiscal quarter ended March 31, 1998.

         10.8     SALE-AND-LEASEBACK TRANSACTIONS.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale-and-Leaseback Transaction.

         10.9     RESTRICTED INVESTMENTS.

         The Company will not, and will not permit any of the Restricted Subsidiaries to, declare, make or authorize any Restricted Investment UNLESS immediately after giving effect to such action:

                           (a) the aggregate value of all Restricted Investments
                  of the Company and the Restricted Subsidiaries (valued immediately after such action) would not exceed 10% of Consolidated Total Capitalization; and

                           (b) no Default or Event of Default would exist.

Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be the making of a Restricted Investment by the owner of the Capital Stock of such newly designated Unrestricted Subsidiary in an amount equal to all the share capital and other Investments in such Unrestricted Subsidiary held by the Company and each other Restricted Subsidiary. For the avoidance of doubt, it is understood that any Restricted Investments outstanding prior to the First Closing shall be deemed not to have been declared, made or authorized at a time when this covenant was effective.

         10.10    MERGER, CONSOLIDATION, ETC.

         The Company will not, and will not permit any Restricted Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person except that:

                  (a) the Company may consolidate with or merge with another corporation or convey or transfer (except by lease) all or substantially all of its assets in a single transaction or series of transactions to another Person if:

                           (i) the successor formed by such consolidation or the
                  survivor of such merger or the Person that acquires by conveyance or transfer all or substantially all of the assets of the Company as an entirety, as the case may be (the "SUCCESSOR CORPORATION"), shall be a solvent corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

                           (ii) if the Company is not the Successor Corporation,
                  such corporation shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes (pursuant to such agreements and instruments as shall be reasonably satisfactory to the Required Holders), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; and

                           (iii) immediately after giving effect to such
                  transaction:

                                    (A) no Default or Event of Default would
                           exist, and

                                    (B) the Successor Corporation would be able
                           to incur $1 of Funded Debt pursuant to both Section
                           10.1 and Section 10.2;

                  (b) a Restricted Subsidiary may consolidate with or merge with the Company (so long as the Company is the surviving corporation) or another Restricted Subsidiary or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to the Company or another Restricted Subsidiary; and

                  (c) a Restricted Subsidiary may consolidate with or merge with another corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to another Person if:

                           (i)  such transaction is in compliance with Section
                  10.11 hereof; or

                           (ii) immediately after giving effect to such
                  transaction:

                                    (A) no Default or Event of Default would
                           exist, and

                                    (B) the Company would be able to incur $1 of
                           Funded Debt pursuant to both Section 10.1 and Section 10.2.

No such conveyance or transfer of all or substantially all of the assets of the Company shall have the effect of releasing the Company or any Successor Corporation from its liability under this Agreement or the Notes.

         10.11    SALE OF ASSETS, ETC.

                  (A) SALE OF ASSETS. The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition UNLESS:

                           (i) in the good faith opinion of the Company, the
                  Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Restricted Subsidiary;

                           (ii) immediately after giving effect to the Asset
                  Disposition, no Default or Event of Default would exist; and

                           (iii) immediately after giving effect to the Asset
                  Disposition, the sum of the Net Proceeds Amounts in respect of all property that was the subject of any Asset Disposition occurring in the period of 12 consecutive calendar months then most recently ended, MINUS the aggregate cost of Capital Assets acquired by the Company and the Restricted Subsidiaries during such period, would not exceed 15% of Consolidated Total Assets as of the end of the then most recently ended fiscal year of the Company.

                  (B) DISPOSAL OF OWNERSHIP OF A RESTRICTED SUBSIDIARY. The Company will not, and will not permit any of the Restricted Subsidiaries to, sell or otherwise dispose of any shares of Restricted Subsidiary Stock (including, without limitation, pursuant to any merger, consolidation or other transaction specified in Section 10.10 hereof), nor will the Company permit any such Restricted Subsidiary to issue, sell or otherwise dispose of any shares of its own Restricted Subsidiary Stock, PROVIDED that the foregoing restrictions do not apply to:

                    (i) the issue of directors' qualifying shares by any such Subsidiary;

                    (ii) any such Transfer of Restricted Subsidiary Stock constituting a Transfer described in clause (a) of the definition of "Asset Disposition"; and

                    (iii) the Transfer of all of the Restricted Subsidiary Stock of a Restricted Subsidiary owned by the Company and the other Restricted Subsidiaries if:

                           (A) such Transfer satisfies the requirements of
                  Section 10.11(a) hereof,

                           (B) in connection with such Transfer the entire
                  Investment (whether represented by stock, Debt, claims or otherwise) of the Company and the other Restricted Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than
                  (1) the Company, (2) another Restricted Subsidiary not being simultaneously disposed of, or (3) an Affiliate, and

                           (C) the Restricted Subsidiary being disposed of has
                  no continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company.

                  Any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Asset Disposition of all of the Restricted Subsidiary Stock of such newly designated Unrestricted Subsidiary.

         10.12 LIMITATION ON CONTRIBUTION TO COMPANY FINANCIAL PERFORMANCE BY UNRESTRICTED SUBSIDIARIES.

         (a) The Company will not at any time permit Consolidated Total Assets to be less than 80% of consolidated total assets of the Company and its Subsidiaries as reflected on a consolidated balance sheet of such Persons prepared in accordance with GAAP.

         (b) The Company will not permit Pro Forma EBITDA for any period of four consecutive fiscal quarters of the Company to be less than 80% of Pro Forma EBITDA (determined as if each reference in such definition to "Restricted Subsidiaries" were to "Subsidiaries") for such period.

         10.13    TRANSACTIONS WITH AFFILIATES.

         The Company will not, and will not permit any Restricted Subsidiary to, enter into directly or indirectly any transaction or group of related transactions (including, without limitation, the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Restricted Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

11.      EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                  (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                  (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                  (c) the Company defaults in the performance of or compliance with any term contained in any of Sections 10.1 through 10.12, inclusive, or Section 7.1(d); or

                  (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note; or

                  (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

                  (f) (i) the Company or any Restricted Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness (other than Indebtedness under this Agreement and the Notes) beyond any period of grace provided with respect thereto (after giving effect to any consents or waivers in respect thereof), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $1,000,000, or

                           (ii) the Company or any Restricted Subsidiary is in
                  default in the performance of or compliance with any term of any evidence of any Indebtedness (other than Indebtedness under this Agreement and the Notes), that individually or together with such other Indebtedness as to which any such failure exists has an aggregate outstanding principal amount of at least $1,000,000, or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or, after giving effect to any consents or waivers in respect thereof, one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or

                           (iii) as a consequence of the occurrence or
                  continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests),

                                    (A) the Company or any Subsidiary has become
                           obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or

                                    (B) one or more Persons have the right to
                           require the Company or any Subsidiary so to purchase or repay such Indebtedness; or

                  (g) the Company or any Restricted Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                  (h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by the Company or any Restricted Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Restricted Subsidiary or with respect to any substantial part of the property of the Company or any Restricted Subsidiary, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Restricted Subsidiary, or any such petition shall be filed against the Company or any Restricted Subsidiary and such petition shall not be dismissed within 60 days; or

                  (i) a final judgment or judgments for the payment of money aggregating in excess of $500,000 above the level of coverage provided by any applicable insurance policy are rendered against one or more of the Company and the Restricted Subsidiaries and which judgments are not, within 30 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 30 days after the expiration of such stay; or

                  (j) the Company shall not deliver the Notes to be sold to you on the Second Closing Date (unless you shall not pay the purchase price thereof) or the Company shall not have satisfied all of the conditions to closing for the sale of such Notes, as set forth in Section 4; or

                  (k) if   (i) any Plan shall fail to satisfy the minimum
                  funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code,

                           (ii) a notice of intent to terminate any Plan shall
                  have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings,

                           (iii) the aggregate "amount of unfunded benefit
                  liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $5,000,000,

                           (iv) the Company or any ERISA Affiliate shall have
                  incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans,

                           (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or

                           (vi) the Company or any Subsidiary establishes or
                  amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder;

         and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA.

12.      REMEDIES ON DEFAULT, ETC.

         12.1     ACCELERATION.

                  (a) If an Event of Default with respect to the Company described in paragraph (g) or paragraph (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

                  (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 66-2/3% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

                  (c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, PLUS (x) all accrued and unpaid interest thereon and (y) the Make-Whole Amount determined (except as provided in the next succeeding sentence) in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. In addition, if the Event of Default specified in Section 11(j) shall have occurred and be continuing and the Notes shall have been declared to be due and payable, the

Make-Whole Amount shall be computed as if the principal amount of Notes to be advanced on the Second Closing Date had actually been advanced on such date. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

         12.2     OTHER REMEDIES.

         If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

         12.3     RESCISSION.

         At any time after any Notes have been declared due and payable pursuant to clause (b) or clause (c) of Section 12.1, the holders of not less than 66-2/3% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if
(a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, due and payable on any Notes other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to
Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

         12.4     NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC.

         No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

13.      REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

         13.1     REGISTRATION OF NOTES.

         The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

         13.2     TRANSFER AND EXCHANGE OF NOTES.

         Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representations set forth in Section 6.2 and in the second sentence of Section 6.1.

         13.3     REPLACEMENT OF NOTES.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                  (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original purchaser or a Qualified Institutional Buyer, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                  (b) in the case of mutilation, upon surrender and cancellation thereof, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

14.      PAYMENTS ON NOTES.

         14.1     PLACE OF PAYMENT.

         Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Greenwich, Connecticut at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

         14.2     HOME OFFICE PAYMENT.

         So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by you or your nominee you will, at your election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this
Section 14.2.

15.      EXPENSES, ETC.

         15.1     TRANSACTION EXPENSES.

         The Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with the negotiation, execution and documentation of the transactions contemplated hereby and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:
(a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by you).

         15.2     SURVIVAL.

         The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

16.      SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

17.      AMENDMENT AND WAIVER.

         17.1     REQUIREMENTS.

         This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of any of Sections 1, 2, 3, 4, 5, 6 and 21, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any payment or prepayment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 and 20.

         17.2     SOLICITATION OF HOLDERS OF NOTES.

                  (A) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

                  (B) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

         17.3     BINDING EFFECT, ETC.

         Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

         17.4     NOTES HELD BY COMPANY, ETC.

         Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

18.      NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                  (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                  (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Patrick G. Healy, Executive Vice President, Finance & Chief Financial Officer, telecopier: 203-629-8883, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given on the earlier of the date of actual receipt thereof or the third Business Day after such notice shall have been sent in the manner provided above.

19.      REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at each Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

20.      CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that

                  (a) was publicly known or otherwise known to you prior to the time of such disclosure,

                  (b) subsequently becomes publicly known through no act or omission by you or any person acting on your behalf,

                  (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or by any other holder of a
         Note if the disclosure of such Confidential Information to such other holder was made subject to this Section 20, or

                  (d) constitutes financial statements delivered to you under
         Section 7.1 that are otherwise publicly available.

You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to

                  (i) your directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes),

                  (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,

                  (iii) any other holder of any Note,

                  (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section
         20),

                  (v) any Person from which you offer to purchase any Security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20),

                  (vi) any federal or state regulatory authority having jurisdiction over you,

                  (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or

                  (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement.

Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this

Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

21.      SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section
21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

22.      MISCELLANEOUS.

         22.1     SUCCESSORS AND ASSIGNS.

         All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

         22.2     PAYMENTS DUE ON NON-BUSINESS DAYS; WHEN PAYMENTS DEEMED
                  RECEIVED.

                  (A) PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

                  (B) PAYMENTS, WHEN RECEIVED. Any payment to be made to the holders of Notes hereunder or under the Notes shall be deemed to have been made on the Business Day such payment actually becomes available to such holder at such holder's bank prior to 12:00 noon (local time of such bank).

         22.3     SEVERABILITY.

         Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

         22.4     CONSTRUCTION.

         Each covenant contained herein shall be construed (absent express provision to the contrary or where the context clearly would indicate otherwise) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision or where the context clearly would indicate otherwise) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         22.5     COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

         22.6     GOVERNING LAW.

         THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK EXCLUDING CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE.

      [Remainder of page intentionally blank. Next page is signature page.]

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                     Very truly yours,

                                     NFO WORLDWIDE, INC.


                                     By:
                                        Name:
                                        Title:


The foregoing is hereby
agreed to as of the
date thereof.

[PURCHASER]


By:
   Name:
   Title:

                  If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.

                                     Very truly yours,

                                     NFO WORLDWIDE, INC.


                                     By: /s/ David J. Gorman
                                     -----------------------
                                     Name:  David J. Gorman
                                     Title: Assistant Secretary


The foregoing is hereby
agreed to as of the
date thereof.


[SEPARATELY EXECUTED BY EACH
 OF THE FOLLOWING PURCHASERS]


BY:      PPM AMERICA, INC., AS ATTORNEY IN FACT,
         ON BEHALF OF JACKSON NATIONAL LIFE INSURANCE COMPANY


By: /s/ James Young
-------------------
Name:  James Young
Title: Managing Director


CONNECTICUT GENERAL LIFE INSURANCE COMPANY
BY CIGNA INVESTMENTS, INC.


By: /s/ James F. Coggins, Jr.
-----------------------------
Name:  James F. Coggins, Jr.
Title: Managing Director


CIGNA PROPERTY AND CASUALTY INSURANCE COMPANY
BY CIGNA INVESTMENTS, INC.


By: /s/ James F. Coggins, Jr.
-----------------------------
Name:  James F. Coggins, Jr.
Title: Managing Director

CONNECTICUT GENERAL LIFE INSURANCE COMPANY,
ON BEHALF OF ONE OR MORE SEPARATE ACCOUNTS
BY CIGNA INVESTMENTS, INC.


By: /s/ James F. Coggins, Jr.
-----------------------------
Name:  James F. Coggins, Jr.
Title: Managing Director


LIFE INSURANCE COMPANY OF NORTH AMERICA
BY CIGNA INVESTMENTS, INC.


By: /s/ James F. Coggins, Jr.
-----------------------------
Name:  James F. Coggins, Jr.
Title: Managing Director


TMG LIFE INSURANCE COMPANY


By: /s/ Michael J. Steppe
-------------------------
Name:  Michael J. Steppe
Title: Senior Vice President, Investments


By: /s/ James R. Smith
----------------------
Name:  James R. Smith
Title: Senior Vice President, Actuarial/Reinsurance


BERKSHIRE LIFE INSURANCE COMPANY


By: /s/ Ellen I. Whittaker
--------------------------
Name:  Ellen I. Whittaker
Title: Senior Investment Officer